As filed with the Securities and Exchange Commission on January 9, 2015

Registration No. 333-195236

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

(POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-4)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Qorvo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3674	46-5288992
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

7628 Thorndike Road, Greensboro, North Carolina 27409-9421

and

2300 N.E. Brookwood Parkway, Hillsboro, Oregon 97124

(336) 664-1233 and (503) 615-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert A. Bruggeworth

Chief Executive Officer

7628 Thorndike Road

Greensboro, North Carolina 27409-9421

(336) 664-1233

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale of the securities to the public: From time to time.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

All filing fees payable in connection with the registration of the shares on this Registration Statement were previously paid upon the initial filing of the Registration Statement on April 14, 2014.

EXPLANATORY NOTE

The securities subject to this Registration Statement were previously included in the Registration Statement on Form S-4 (SEC Registration No. 333-195236) declared effective by the Securities and Exchange Commission (the “SEC”) on July 30, 2014. Effective January 1, 2015, pursuant to the Agreement and Plan of Merger of Reorganization dated February 22, 2014, as amended on July 15, 2014 (the “Merger Agreement”) by and among RF Micro Devices, Inc. (“RFMD”), TriQuint Semiconductor, Inc. (“TriQuint”), and Qorvo, Inc. (f/k/a Rocky Holding, Inc.) (the “Company,” “Qorvo,” or “we,” “our” or “us”), RFMD and TriQuint completed a strategic combination of their respective businesses through a “merger of equals” business combination transaction (the “Business Combination”). The parties effected the Business Combination by (i) merging a newly formed direct subsidiary of the Company with and into TriQuint, with TriQuint surviving the merger as a wholly owned direct subsidiary of the Company (the “TriQuint Merger”); and (ii) merging a newly formed direct subsidiary of the Company with and into RFMD, with RFMD surviving the merger as a wholly owned direct subsidiary of the Company (the “RFMD Merger”, and, together with the TriQuint Merger, the “Mergers”).

This Post-Effective Amendment No. 1 on Form S-3 to our Registration Statement on Form S-4 relates to the continued offering of 288,643 shares of our common stock issuable upon the exercise of outstanding options to purchase shares of our common stock held by former directors, employees or other service providers of TriQuint, all of which options were assumed by the Company in connection with the Mergers. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of additional shares of our common stock that may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

PROSPECTUS

Qorvo, Inc.

288,643 Shares of Common Stock Underlying Options Previously Granted

This prospectus relates to up to 288,643 shares of our common stock, par value $0.0001 per share. The shares of common stock are issuable upon the exercise of outstanding options to purchase shares of our common stock held by former directors, employees or other service providers of our wholly owned subsidiary TriQuint Semiconductor, Inc. (“TriQuint”), all of which options were assumed by us in connection with the strategic combination of the respective businesses of TriQuint and RF Micro Devices, Inc. (“RFMD”) through a “merger of equals” business combination transaction that was completed on January 1, 2015 (the “Business Combination”). In order to obtain the shares of common stock, the optionholders must pay an exercise price. The weighted average exercise price for the optionholders is $15.95.

We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus other than proceeds from the exercise of the options whose underlying shares of common stock are covered by this prospectus.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “QRVO.” The last reported sale price of our common stock on NASDAQ on January 8, 2015 was $67.69 per share.

Investing in our common stock involves risks. Please read “Risk Factors” beginning on page 2 of this prospectus before you make an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 9, 2015

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus. We have not authorized anyone else to give you different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not offering these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we previously filed or hereafter file with the SEC that is incorporated by reference into this prospectus, is accurate as of any date other than its respective date. We will disclose material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus.

i

SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference. This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully, including the risks of investing in our common stock discussed under “Risk Factors” beginning on page 2, and as updated in any future filings made with the SEC that are incorporated by reference herein, and the other information and documents incorporated into this prospectus by reference. Please see “Where You Can Find More Information” beginning on page 7. As used in this prospectus, unless otherwise specified or the context requires otherwise, the terms the “Company,” “Qorvo,” or “we,” “our” or “us” refer to Qorvo, Inc. and its subsidiaries, including RF Micro Devices, Inc. (“RFMD”) and TriQuint Semiconductor, Inc. (“TriQuint”), unless the context otherwise requires.

Overview

Qorvo, Inc., formerly known as Rocky Holding, Inc., is a Delaware company incorporated on December 13, 2013. We were formed for the purpose of effecting a strategic combination of RFMD and TriQuint through a “merger of equals” business combination transaction (the “Business Combination”) as contemplated by the Agreement and Plan of Merger and Reorganization, dated as of February 22, 2014 and amended as of July 15, 2014, by and among RFMD, TriQuint and us (“Merger Agreement”). The parties completed the Business Combination effective as of January 1, 2015 by (i) merging a newly formed direct subsidiary of the Company with and into TriQuint, with TriQuint surviving the merger as a wholly owned direct subsidiary of the Company (the “TriQuint Merger”); and (ii) merging a newly formed direct subsidiary of the Company with and into RFMD, with RFMD surviving the merger as a wholly owned direct subsidiary of the Company (the “RFMD Merger,” and, together with the TriQuint Merger, the “Mergers”).

RFMD was incorporated in North Carolina in 1991. RFMD designs and manufactures high-performance radio frequency solutions. RFMD’s products enable worldwide mobility, provide enhanced connectivity and support advanced functionality in the mobile device, wireless infrastructure, wireless local area network (WLAN or WiFi), cable television/broadband, Smart Energy/advanced metering infrastructure and aerospace and defense markets.

TriQuint was incorporated in California in 1981 and reincorporated in Delaware in 1997. TriQuint designs, develops and manufactures high-performance active and passive technologies, including power amplifier, switch and filter modules for the mobile device, network infrastructure and defense and aerospace markets. TriQuint has core competencies in gallium arsenide (“GaAs”), gallium nitride (“GaN”), surface acoustic wave (“SAW”) and bulk acoustic wave (“BAW”) technologies.

Following the Mergers, we are now a leading provider of core technologies and RF solutions for mobile, infrastructure and aerospace/defense applications. We have dual headquarters in both Greensboro, North Carolina and Hillsboro, Oregon.

Company Information

Our principal executive offices following the Mergers are located at 7628 Thorndike Road, Greensboro, North Carolina 27409-9421 and 2300 N.E. Brookwood Parkway, Hillsboro, Oregon 97124. Our telephone numbers at those locations are (336) 664-1233 and (503) 615-9000, respectively. We maintain an Internet website at www.qorvo.com. Information contained in or accessible through our website does not constitute part of this prospectus.

RISK FACTORS

In addition to the other information included in, or incorporated by reference in, this prospectus, including the matters addressed in “Cautionary Note Concerning Forward-Looking Statements” beginning on page 6, you should carefully consider the risks described below before deciding to invest in our common stock. You should also read and consider the risk factors associated with each of the businesses of RFMD and TriQuint because these risk factors may affect our operations and financial results. These risk factors may be found under Part I, Item 1A of RFMD’s Annual Report on Form 10-K for the year ended March 29, 2014, and Part I, Item 1A of TriQuint’s Annual Report on Form 10-K for the year ended December 31, 2013, each of which is on file with the SEC and all of which are incorporated by reference into this prospectus. Furthermore, you should read and consider the other information in this prospectus and the other documents incorporated by reference herein. See “Where You Can Find More Information” beginning on page 7 for the location of information incorporated by reference into this prospectus. Additional risks and uncertainties not presently known to us or that are not now believed to be important also may adversely affect us.

Risk Factors Relating to Our Business

We may never realize the anticipated benefits from the Mergers.

The Mergers involve the integration of two companies that operated independently prior to January 1, 2015 and that are geographically remote from each other. Although we believe the Mergers have the potential to result in substantial financial and operating benefits, including increased revenues, cost savings and other benefits, it is speculative when, whether and to what extent we will be able to realize increased revenues, cost savings or other benefits, if at all.

We must continue to retain, motivate and recruit executives and other key employees — the loss of key employees or the inability to recruit and retain qualified employees could adversely affect our profitability, results of operations and ability to compete.

Our success depends on our ability to attract, retain and motivate qualified personnel generally, including key management and employees, and during the integration of RFMD’s and TriQuint’s businesses following the Mergers. Experienced employees in the industries in which we operate are in high demand, and competition for their talents can be intense. Losing or being unable to recruit and retain employees who possess substantial experience or expertise could materially and adversely affect our ability to compete in the semiconductor industry, thereby materially and adversely affecting our results of operations and prospects. In addition, current and prospective employees could experience uncertainty about their future with us during the integration period, while the potential distractions of integration may adversely affect our ability to retain, motivate and recruit executives and other key employees and keep them focused on applicable strategies and goals. Our failure to attract, retain and motivate executives and other key employees during and after the integration period could have a negative effect on our business.

Competition in our industry is intense, and our failure to retain customers of RFMD and TriQuint could adversely affect our profitability and results of operations.

Now that the Mergers are completed, we must maintain RFMD’s and TriQuint’s customer relationships in competitive industries. If we fail to retain the customers of RFMD and TriQuint during the integration period or afterward, our profitability and results of operations could be adversely affected.

Demand for our services and products could decrease for various reasons, including a general economic downturn or a decline in a customer’s or an industry’s financial condition or prospects.

We do not assure you that the demand for our products or services will grow or that we will compete successfully with existing or new competitors. The demand of our customers for our products or services may change based on their own needs and financial conditions. In addition, our results of operations will be affected directly by the level of business activity of our customers, as well as end market customers. Further, economic slowdowns in some markets, particularly in the United States and China, may cause reduction in discretionary spending or otherwise reduce demand for our products, increased price competition and negatively affect our growth and profit margins.

We are subject to risks of doing business internationally.

A sizeable portion of our business and operations are located outside of the United States. As a result, our business operations are subject to foreign financial, tax and business risks, which could arise in the event of:

•	currency exchange fluctuations;

•	unexpected increases in taxes or changes in U.S. or foreign tax laws;

•	compliance with a variety of international laws, such as data privacy, employment, trade barriers and restrictions on the import and export of technologies, as well as U.S. laws affecting the activities of U.S. companies abroad, including the Foreign Corrupt Practices Act of 1977 and sanctions programs administered by the U.S. Department of Treasury’s Office of Foreign Assets Control;

•	absence in some jurisdictions of effective laws to protect our intellectual property rights;

•	new regulatory requirements or changes in policies and local laws that directly affect our foreign operations;

•	local economic and political conditions, including unusual, severe or protracted recessions in foreign economies;

•	unusual and unexpected monetary exchange controls; or

•	civil disturbance or other catastrophic events that reduce business activity in other parts of the world.

These factors may lead to decreased sales or profits and therefore have a material adverse effect on our business, financial condition and operating results.

Our future results will suffer if we do not effectively manage our expanded operations now that the Mergers are complete.

Now that the Mergers are complete, the size of our business has increase significantly beyond the size of either RFMD’s or TriQuint’s businesses prior to the Mergers. Our future success depends, in part, upon our ability to manage this expanded business, which will pose substantial challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. We do not assure you that we will be successful or that we will realize the expected operating efficiencies, cost savings, revenue enhancements and other benefits currently anticipated from the Mergers.

Risk Factors Relating to Our Common Stock

The market price of our common stock may decline if we do not achieve the anticipated benefits of the Mergers.

The market price of our common stock may decline if, among other factors, the integration of RFMD and TriQuint is unsuccessful, the operational cost savings estimates are not realized or the transaction costs related to the Mergers are greater than expected. The market price of our common stock also may decline if we do not achieve the perceived benefits of the Mergers as rapidly as or to the extent anticipated by financial or industry analysts or if the effect of the Mergers on our financial results is not consistent with the expectations of financial or industry analysts.

The market price for shares of our common stock may be affected by factors different from those affecting the market price for shares of RFMD common stock and TriQuint common stock.

Upon completion of the Mergers, former holders of RFMD common stock and TriQuint common stock became holders of our common stock. Although as a combined company operating in the semiconductor industry we are generally subject to the same risks that each of RFMD and TriQuint faced prior to the Mergers, those risks may affect our results of operations differently than they affected the results of operations of each of RFMD and TriQuint as separate companies. Additionally, our results of operations may be affected by additional or different factors than those that affected the results of operations of RFMD and TriQuint, including complexities associated with managing the larger, more complex, combined business; integrating personnel from the two companies while maintaining focus on providing consistent, high-quality products and services; and potential performance shortfalls resulting from the diversion of management’s attention caused by integrating the companies’ operations. For a discussion of the businesses of RFMD and TriQuint and of various factors to consider in connection with those businesses, see the documents incorporated by reference in this prospectus and referred to under the section entitled “Where You Can Find More Information” beginning on page 7.

The price of our common stock may be volatile.

The price of our common stock may be volatile and subject to wide fluctuations. In addition, the trading volume of our common stock may fluctuate and cause significant price variations to occur. Some of the factors that could cause fluctuations in the stock price or trading volume of our common stock include:

•	general market and economic conditions, including market conditions in the radio frequency engineering, integrated circuit design, and technical marketing and support industries;

•	actual or expected variations in quarterly operating results;

•	differences between actual operating results and those expected by investors and analysts;

•	changes in recommendations by securities analysts;

•	operations and stock performance of competitors;

•	accounting charges, including charges relating to the impairment of goodwill;

•	significant acquisitions or strategic alliances by us or by our competitors;

•	sales of our common stock, including sales by our directors and officers or significant investors;

•	recruitment or departure of key personnel; and

•	loss of key customers.

We do not assure you that the price of our common stock will not fluctuate or decline significantly in the future. In addition, the stock market in general can experience considerable price and volume fluctuations that may be unrelated to our performance.

We have not yet determined our dividend policy and may not pay dividends.

We have not yet determined our dividend policy. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law, rule or regulation, business and investment strategy, and other factors that our board of directors deems relevant. Our board of directors may determine not to pay periodic or other dividends to holders of our common stock. If we do not pay dividends, then the return on an investment in our common stock will depend entirely upon any future appreciation in the stock price of our common stock. There is no guarantee that our common stock will appreciate in value or maintain its value.

We may engage in future acquisitions that dilute our stockholders’ ownership and cause us to incur debt and assume contingent liabilities.

As part of our business strategy, we expect to continue to review potential acquisitions that could complement our current product offerings, augment our market coverage or enhance our technical capabilities, or that may otherwise offer growth, accretion or margin improvement opportunities. Although we have no definitive agreements providing for any acquisitions, we may acquire businesses, products or technologies in the future. In the event of future acquisitions, we could issue equity securities that would dilute our then-existing stockholders’ ownership, incur substantial debt or other financial obligations or assume contingent liabilities. Any of these actions by us could seriously harm our results of operations or the price of our common stock. Acquisitions also entail numerous other risks that could adversely affect our business, results of operations and financial condition, including:

•	unanticipated costs, capital expenditures or working capital requirements associated with the acquisition;

•	acquisition-related charges and amortization of acquired technology and other intangibles;

•	diversion of management’s attention from its business;

•	injury to existing business relationships with suppliers and customers;

•	failure to successfully integrate acquired businesses, operations, products, technologies and personnel; and

•	unrealized expected synergies.

Provisions in our governing documents could discourage takeovers and prevent stockholders from realizing an investment premium.

Various provisions of our Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws may have the effect of delaying, deterring, preventing or rendering more difficult a change in control of us that our stockholders might consider in their best interests. These provisions include:

•	granting to the board of directors sole power to set the number of directors and to fill any vacancy on the board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise;

•	limitations on the ability of stockholders to remove directors;

•	the ability of the board of directors to designate and issue one or more series of preferred stock without stockholder approval, the terms of which may be determined at the sole discretion of the board of directors;

•	the inability of stockholders to call special meetings of stockholders;

•	establishment of advance notice requirements for stockholder proposals and nominations for election to the board of directors at stockholder meetings; and

•	the inability of stockholders to act by written consent.

In addition, the General Corporation Law of the State of Delaware contains provisions that regulate “business combinations” between corporations and interested stockholders who own 15% or more of the corporation’s voting stock, except under certain circumstances. These provisions could also discourage potential acquisition proposals and delay or prevent a change in control.

These provisions may prevent our stockholders from receiving the benefit of any premium to the market price of our common stock offered by a bidder in a takeover context, and may also make it more difficult for a third party to replace directors on our board of directors. Further, the existence of these provisions may adversely affect the prevailing market price of our common stock if they are viewed as discouraging takeover attempts in the future.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference into this document, contains forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, forward-looking statements include projections of earnings, revenues, synergies, accretion or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration and restructuring plans; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in those statements, and therefore, you should not place undue reliance on any of those statements. In particular, you should consider the risks and uncertainties described under “Risk Factors” beginning on page 2. The following factors, among others, could also cause actual results to differ from those set forth in the forward-looking statements: fluctuations in our operating results, which may be influenced by, among other things, changes in semiconductor industry conditions; our inability to accurately predict market needs, our failure to achieve design wins with our customers, or the market’s failure to accept our new products and technologies and the products of our customers; our inability to achieve, maintain or improve manufacturing yields and margins or to increase utilization levels of our manufacturing capacity; customer concentration risks, including the gain or loss of significant customers; risks associated with our reliance on certain suppliers; continued downward pressure on average selling prices of our products; results in pending and future litigation or other proceedings that would subject us to significant monetary damages or penalties and/or require us to change our business practices, or the costs incurred in connection with those proceedings; our inability to effectively execute on strategic transactions, or to integrate or achieve anticipated benefits from any acquired businesses; and our failure to attract and retain talented employees or to manage succession and retention for our Chief Executive Officer or other key executives.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus other than proceeds from the exercise of the options whose underlying shares of common stock are covered by this prospectus (the “Options”). We have no plans for the application of any of these proceeds other than for general corporate purposes. We do not assure you that any of the Options will be exercised.

DESCRIPTION OF SECURITIES

The description of our common stock contained in our Current Report on Form 8-K filed with the SEC on January 2, 2015 is incorporated herein by reference.

PLAN OF DISTRIBUTION

We are registering 288,643 shares of our common stock issuable upon the exercise of the Options.

Pursuant to the terms of the applicable Options, shares of our common stock will be issued to those optionholders who elect to exercise and provide payment of the exercise price. We do not know if or when the Options will be exercised. We also do not know whether any of the shares of common stock acquired upon exercise of any Options will subsequently be resold.

LEGAL MATTERS

Perkins Coie LLP will pass upon the validity of the common stock offered by this prospectus.

EXPERTS

The consolidated financial statements of RF Micro Devices, Inc. and Subsidiaries appearing in RF Micro Devices, Inc.’s Annual Report (Form 10-K) for the year ended March 29, 2014 (including the schedule appearing therein), and the effectiveness of RF Micro Devices, Inc. and Subsidiaries’ internal control over financial reporting as of March 29, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of TriQuint Semiconductor, Inc. as of December 31, 2013 and 2012 and for each of the years in the three year period ended December 31, 2013 and management’s assessment of the effectiveness of internal control over financial reporting have been incorporated by reference herein in reliance on the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-3 that we filed with the SEC. Some information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our subsidiaries RFMD and TriQuint have been reporting companies in the past and have filed annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by us, RFMD or TriQuint at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room.

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us, RFMD and TriQuint, at www.sec.gov. You may also access the SEC filings and obtain other information about us at www.qorvo.com. The information contained in our website is not incorporated by reference in prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we (SEC file number 001-36801), RFMD (SEC file number 0-22511) and TriQuint (SEC file number 0-22660) have previously filed with the SEC. These documents contain important information about the companies and their financial condition.

Qorvo’s Filings with the SEC	Period and/or Filing Date

Quarterly Report on Form 10-Q	Quarters ended June 28, 2014, as filed September 12, 2014, and September 27, 2014, as filed November 5, 2014

Current Reports on Form 8-K	Filed September 8, 2014, October 8, 2014, November 26, 2014, January 2, 2015, and January 5, 2015

RFMD’s Filings with the SEC	Period and/or Filing Date

Annual Report on Form 10-K	Year ended March 29, 2014, as filed May 21, 2014

Quarterly Report on Form 10-Q	Quarters ended June 28, 2014, as filed August 6, 2014, and September 27, 2014, as filed October 31, 2014

Current Reports on Form 8-K	Filed April 14, 2014, April 29, 2014, May 20, 2014, June 17, 2014, July 16, 2014, July 31, 2014, September 5, 2014, September 8, 2014, September 19, 2014, November 24, 2014, and January 2, 2015

TriQuint’s Filings with the SEC	Period and/or Filing Date

Annual Report on Form 10-K	Year ended December 31, 2013, as filed February 21, 2014, as amended by TriQuint’s Amendment No. 1 to Annual Report on Form 10-K/A, as filed April 10, 2014

Quarterly Report on Form 10-Q	Quarters ended March 29, 2014, as filed May 2, 2014, June 28, 2014, as filed July 31, 2014, and September 27, 2014, as filed October 28, 2014

Current Reports on Form 8-K	Filed February 24, 2014, April 14, 2014, June 17, 2014, July 16, 2014, July 31, 2014, September 5, 2014, September 8, 2014, September 19, 2014, November 24, 2014, and January 2, 2015

In addition, all documents we file (other than documents or portions of documents that under applicable SEC rules are furnished instead of filed) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) on or after the date of filing of this post-effective amendment to the Registration Statement containing this prospectus and prior to the effectiveness of this post-effective amendment to Registration Statement, and (ii) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or this Registration Statement has been withdrawn shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.

You may also obtain copies of any document incorporated in this prospectus, without charge, by requesting them in writing, by telephone or by e-mail at the following address:

Qorvo, Inc.

7628 Thorndike Road

Greensboro, North Carolina 27409-9421

Attention: Investor Relations

(336) 678-7088

www.qorvo.com (“Investors” page)

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced, will not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement.

Amount to be Paid
Securities and Exchange Commission filing fee	$—
Legal fees and expenses	10,000
Accounting fees and expenses	15,000
Printing and mailing expenses	5,000
Miscellaneous fees and expenses	500

Total expenses	$30,500

Qorvo, Inc. (the “Registrant”) will pay all of the above fees and expenses. All expenses are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that the provision does not limit the liability of a director for (a) any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) liability under section 174 of the DGCL for unlawful payment of dividends or stock purchases or redemptions, or (d) any transaction from which the director derived an improper personal benefit.

Under Delaware law, a corporation may indemnify any person, including an officer and director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, provided the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may also indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of the corporation, under the same conditions, except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to the corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter herein, the corporation must indemnify the person against the expenses (including attorneys’ fees) that the officer or director actually and reasonably incurred in connection therewith.

Qorvo’s certificate of incorporation provides that no director shall be liable to Qorvo or its stockholders for monetary damages for any breach of fiduciary duty as a director to the fullest extent permitted by Delaware law. Qorvo’s certificate of incorporation also permits it to indemnify any director or officer of Qorvo to the fullest extent permitted by Delaware law.

Qorvo’s bylaws provide that it must indemnify its directors and officers, and may indemnify its other employees and agents, to the fullest extent permitted by Delaware law. Qorvo has entered into indemnification agreements with each of its directors and executive officers and has purchased directors’ and officers’ liability insurance.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

ITEM 17. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Qorvo, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on this 9th day of January, 2015.

QORVO, INC.

By:	/s/ Robert A. Bruggeworth
	Name:	Robert A. Bruggeworth
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned authorizes Robert A. Bruggeworth and Steven J. Buhaly, or either of them severally, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file any and all amendments to the Registration Statement, including any and all post-effective amendments.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of January 9, 2015.

/s/ Robert A. Bruggeworth		/s/ Steven J. Buhaly
Name:	Robert A. Bruggeworth	Name:	Steven J. Buhaly
Title:	President, Chief Executive Officer	Title:	Chief Financial Officer and Secretary
	and Director		(Principal Financial Officer)
(Principal Executive Officer)

/s/ Michael J. Laber		/s/ Ralph G. Quinsey
Name:	Michael J. Laber	Name:	Ralph G. Quinsey
Title:	Vice President and Corporate Controller	Title:	Chairman of the Board of Directors
(Principal Accounting Officer)

/s/ Daniel A. DiLeo		/s/ Jeffery R. Gardner
Name:	Daniel A. DiLeo	Name:	Jeffery R. Gardner
Title:	Director	Title:	Director

/s/ John R. Harding
Name:	Charles Scott Gibson	Name:	John R. Harding
Title:	Director	Title:	Director

/s/ David H.Y. Ho		/s/ Roderick D. Nelson
Name:	David H.Y. Ho	Name:	Roderick D. Nelson
Title:	Director	Title:	Director

/s/ Walden C. Rhines		/s/ Walter H. Wilkinson, Jr.
Name:	Walden C. Rhines	Name:	Walter H. Wilkinson, Jr.
Title:	Director	Title:	Director

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Qorvo, Inc., as amended.

4.2	Amended and Restated Bylaws of Qorvo, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Report on Form 8-K12B filed with the Commission on January 2, 2015).

5.1	Opinion of Perkins Coie LLP regarding the legality of the securities being registered.

23.1	Consent of KPMG LLP, independent registered public accounting firm for TriQuint Semiconductor, Inc.

23.2	Consent of Ernst & Young, LLP, independent registered public accounting firm for RF Micro Devices, Inc.

23.3	Consent of Perkins Coie LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page).

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